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                                                                EXHIBIT 10.8 (a)

                                   SUPPLEMENT
                                       TO
                      STERLING CHEMICALS, INC. HOURLY PAID
                            EMPLOYEES' PENSION PLAN
                                      FOR
               HOURLY PAID EMPLOYEES OF STERLING CHEMICALS, INC.
                                       AT

                     Texas City Plant, Texas City, Texas -
                        Texas City Metal Trades Council

                         Restated as of January 1, 1994

Purpose:

This Supplement to the Plan modifies the provisions of the Plan (exclusive of any other Supplement thereto) as applied to covered employees. Unless otherwise expressly qualified by the context of this Supplement, terms used in this Supplement shall have the same meanings given to those terms in the Plan.

Effective Date:

Except to the extent modified by the Union Pension Agreement, the Effective Date of the Plan for the group of employees covered by this Supplement is August 1, 1986, provided there is timely and appropriate ratification and acceptance.

Eligibility:

Subject to subparagraph (b) of Section 2 of the Plan, the Plan shall continue to apply, in accordance with its terms, to the hourly paid employees of the Corporation employed at the above locations on and after the Effective Date and through December 31, 1996. As used in this Supplement, the term "covered employee" means an hourly paid employee actively employed on the Effective Date or who accrues Benefit Service on or after the Effective Date with an employer, excluding any such employee who on the Effective Date has been on a leave of absence in excess of twelve consecutive months and who does not return to active employment with an Employer, and who is a member of a group of employees identified in the heading of this Supplement to which the Plan is extended or continues to be extended.
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Retirement Income Factor:

The "Retirement Income Factor" applicable with respect to a covered employee whose Retirement Date or Employment Termination Date occurs on or after May 1, 1993 shall be determined based on Final Average Pay in accordance with the following table:

    Final Average Pay:                                      Retirement Income Factor:
    ------------------                                      -------------------------

     Less than $35,500                                                $35
     $35,500 - $36,499                                                $36
     $36,500 - $37,499                                                $37
     $37,500 - $38,499                                                $38
     $38,500 - $39,499                                                $39
     $39,500 - $40,499                                                $40
     $40,500 - $41,499                                                $41
     $41,500 - $42,499                                                $42
     $42,500 - $43,499                                                $43
     $43,500 - $44,499                                                $44
     $44,500 - $45,499                                                $45
     $45,500 - $46,499                                                $46
     $46,500 - $47,499                                                $47
     $47,500 or greater                                               $48

The Final Average Pay of a covered employee shall be the greater of the Final Average Pay in the following two computation periods:

     -- the 36 whole months immediately prior to the covered employee's Retirement Date or Employment Termination Date, whichever occurs first, or

     -- the three of the last five calendar years which produced the highest Final Average Pay immediately prior to the year of the covered employee's Retirement Date or Employment Termination Date, whichever occurs first.

The Final Average Pay of a covered employee for each computation period shall be the sum of (a), (b) and (c):

     (a)      Average annual base pay.

              Average annual base pay shall be calculated by (1) determining the covered employee's regular base straight-time rate, exclusive of any premiums, for the last day of each month during the applicable




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              computation period; (2) averaging the above regular base
              straight-time rates; and (3) multiplying the average by 2,080.

     (b)      Average annual straight-time overtime base pay.

              Average annual straight-time overtime base pay shall be calculated by multiplying the covered employee's average regular base straight-time rate, exclusive of any premiums, as determined in (a) above, by the average annual number of overtime hours worked by all covered employees during the applicable computation period at the location at which the covered employee is employed. For purposes of this calculation, overtime hours shall be considered worked in the month in which the straight-time overtime base pay is actually paid.

     (c)      Average annual shift premium pay.

              Average annual shift premium pay shall be calculated by (1) determining the covered employee's total shift premium paid for regularly scheduled hours during the applicable computation period; and (2) dividing by three. For purposes of this calculation, shift premium shall be considered attributable to hours worked in the month in which the shift premium pay is actually paid.

Computation of a covered employee's Final Average Pay shall be subject to the following:

     (1) For purposes of calculating Final Average Pay during the final 36 months computation period, if the covered employee has no earnings during one or more of his final 36 months, his Final Average Pay shall be based upon his average annual base pay, average annual straight-time overtime base pay, and average annual shift premium pay during the final 36 months in which he had base pay.

     (2) For any month in which a covered employee receives only accident and sickness pay or disability income from any employee welfare benefit plan maintained by his Employer or in which his Employer participates, his regular base straight-time rate for purposes of paragraph (a)(1) above shall be calculated based upon his regular base straight-





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              time rate on his last day worked, exclusive of any premiums.

     (3) If a covered employee voluntarily bid to or was involuntarily placed in a different job which resulted in a reduction in his regular base straight-time rate during the applicable computation period and the covered employee's regular base straight-time rate for each month thereafter during the applicable computation period for purposes of paragraph (a)(1) above shall be the greater of the regular base straight-time rate on the last day of the month prior to such reduction or the regular base straight-time rate in any subsequent month during the applicable computation period.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the compensation of each participant taken into account under the Plan for purposes of determining Final Average Pay shall not exceed the "OBRA '93 Annual Compensation Limit." The "OBRA '93 Annual Compensation Limit" is $150,000, as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined ("Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the "OBRA '93 Annual Compensation Limit" will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

If compensation for any prior Determination Period is taken into account in determining a participant's benefits accruing in the current Plan Year, the compensation for that prior Determination Period is subject to the "OBRA '93 Annual Compensation Limit" in effect for that prior Determination Period. For this purpose, for Determination Periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the "OBRA '93 Annual Compensation Limit" is $150,000.





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Early Retirement:

The number of years of Vesting Service plus age for purposes of Section 4.4 shall be 80 if the covered employee reached 80 on or before December 31, 1993. Otherwise, the number of years of Vesting Service plus age for purposes of
Section 4.4 shall be 85.

Pension Board:

Certain powers and authority otherwise exercised by the Plan Committee in accordance with subsection 1.3 and in accordance with Section 12 of the Plan shall be exercised by a Pension Board as may be provided in the collective bargaining agreement between the Corporation and the representatives of the covered employees.





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